BWX Technologies Reports First Quarter 2019 Results with Record Backlog

•	1Q19 EPS of $0.51 vs. 1Q18 GAAP EPS of $0.66 and 1Q18 non-GAAP EPS of $0.67

•	Reported record backlog of $4.8 billion and a record $4.0 billion in NOG

•	Returned $37 million of cash to shareholders through dividends and share repurchases

•	Reiterates 2019 guidance: non-GAAP EPS of ~$2.50; revenue growth of ~6%
Lynchburg, VA - May 1, 2019 - BWX Technologies, Inc. (NYSE: BWXT) ("BWXT", "we", "us" or the "Company") reported first quarter 2019 revenue of $416 million, a 9.0% decrease compared with $457 million in the first quarter of 2018. Net income for the first quarter 2019 was $49.0 million, or $0.51 per diluted share, compared with GAAP net income of $66.4 million, or $0.66 per diluted share, and non-GAAP net income of $67.6 million, or $0.67 per diluted share, in the first quarter 2018. A reconciliation of non-GAAP results is detailed in Exhibit 1.
"Our backlog demonstrates continued strength and long-term visibility in our core business with the U.S. Navy," said Rex D. Geveden, president and chief executive officer. "The Nuclear Operations Group received nearly $1.7 billion in orders, which resulted in all-time record backlog for the company of over $4.8 billion.”
"While first quarter results were lighter than the prior-year period, they were in line with our expectations. We anticipate a similar outcome in the second quarter preceding the Columbia-Class production ramp and Nuclear Services Group growth, which will result in nearly sixty percent of our earnings in the second half of the year. Accordingly, we continue to reiterate our guidance across the board.”
Segment Results
Nuclear Operations Group (NOG) segment revenue was $305 million for the first quarter of 2019, a 3.7% decrease from the prior-year period, driven primarily by timing of long-lead material purchases and lower missile tube volume, partially offset by higher fuel volume. NOG operating income was $57.6 million in the first quarter of 2019, a 15% decrease compared with the prior-year period primarily driven by lower volume and higher expenses associated with on-boarding employees to meet expected increased volume demands. First quarter segment operating margins were 18.9%.
Nuclear Power Group (NPG) segment revenue was $84.4 million for the first quarter of 2019, a 25% decrease from the prior-year period primarily due to decreases in the China steam generator project and lower field service and fuel activity, partially offset by increased revenue from the medical radioisotope acquisition. NPG operating income was $12.6 million in the first quarter of 2019, a 42% decrease from the prior-year period driven primarily from lower volume in the China steam generator project, field services and fuel activity, partially offset by the medical radioisotope acquisition. First quarter segment operating margins were 14.9%.
Nuclear Services Group (NSG) segment operating income was $1.6 million for the first quarter of 2019 compared with $1.2 million for the first quarter of 2018.

Liquidity and Debt
The Company utilized $17.7 million of net cash in operating activities in the first quarter of 2019 compared with $18.6 million of net cash utilized in operating activities in the prior-year period. At the end of the first quarter 2019, the Company’s cash and short-term investments position, net of restricted cash, was $26.6 million.
As of March 31, 2019, the Company had gross debt of $879.6 million and $64.3 million in letters of credit issued under the Company's revolving credit facility. Gross debt included $400.0 million in senior notes, $276.9 million in term loans and $202.7 million in borrowings under the Company’s revolving credit facility. As a result, the Company had $233.0 million in remaining availability under its revolving credit facility.
Capital Deployment
The Company returned $36.8 million to shareholders during the first quarter 2019, including $20.0 million in share repurchases and $16.8 million in dividends. As of March 31, 2019, the total remaining share repurchase authorization stands at $165.3 million.
On May 1, 2019, our Board of Directors declared a quarterly cash dividend of $0.17 per common share. The dividend will be payable on June 6, 2019, to shareholders of record on May 17, 2019.
2019 Guidance
BWXT reiterates guidance for 2019:

•	Non-GAAP EPS of ~$2.50 (excluding mark-to-market for pension and post-retirement benefits)

•	Consolidated revenue growth of ~6%

•	NOG revenue growth of ~6%

•	NPG revenue ~flat

•	Operating income and margin

•	NOG operating margin in the “high teens” with upside potential from CAS pension reimbursement

•	NPG operating margin of ~13%

•	NSG operating income of ~$25 million

•	Other segment operating expense primarily R&D of ~1% of revenue

•	Unallocated corporate expenses of ~$20 million

•	Other income primarily related to pension and other post-employment benefits of ~$22 million

•	Non-GAAP effective tax rate in a range of 23% to 24%

•	Capital expenditures of ~$225 million
Long-term Guidance
BWXT reiterated long-term guidance that, excluding the benefit of tax reform, the Company anticipates a non-GAAP EPS compound annual growth rate (CAGR) in the low-double digits over a three-to-five year period from 2017 based on a robust organic growth strategy and balance sheet capacity.
The Company does not provide GAAP guidance because it is unable to reliably forecast most of the items that are excluded from GAAP to calculate non-GAAP results. These items could cause GAAP results to differ materially from non-GAAP results. See reconciliation of non-GAAP results in Exhibit 1 for additional information.

Conference Call to Discuss First Quarter 2019 Results
Date:            Thursday, May 2, 2019, at 8:30 a.m. EDT
Live Webcast:    Investor Relations section of website at www.bwxt.com
Full Earnings Release Available on BWXT Website
BWXT may use its website (www.bwxt.com) as a channel of distribution of material Company information. Financial and other important information regarding the BWXT is routinely accessible through and posted on our website. In addition, you may elect to automatically receive e-mail alerts and other information about BWXT when you enrolling through the “Email Alerts” section of our website at http://investors.bwxt.com.
Forward-Looking Statements
BWXT cautions that this release contains forward-looking statements, including, without limitation, statements relating to backlog, to the extent they may be viewed as an indicator of future revenues; completion of our multi-year pricing agreement; the integration and anticipated benefits of our acquisition of Nordion’s medical isotope business; timing of future revenues from the acquisition of Nordion’s medical isotope business and new medical radioisotope business; the timing and impact of the missile tube welding issue; our plans and expectations for the NOG, NPG and NSG segments; and our 2019 guidance and long-term guidance. These forward-looking statements are based on management’s current expectations and involve a number of risks and uncertainties, including, among other things, our ability to execute contracts in backlog; the lack of, or adverse changes in, Federal appropriations to government programs in which we participate; the demand for and competitiveness of nuclear power; capital priorities of power generating utilities; adverse changes in the industries in which we operate and delays, changes or termination of contracts in backlog. If one or more of these risks or other risks materialize, actual results may vary materially from those expressed. For a more complete discussion of these and other risk factors, see BWXT’s filings with the Securities and Exchange Commission, including our annual report on Form 10-K for the year ended December 31, 2018 and subsequent quarterly reports on Form 10-Q. BWXT cautions not to place undue reliance on these forward-looking statements, which speak only as of the date of this release, and undertakes no obligation to update or revise any forward-looking statement, except to the extent required by applicable law.
About BWXT
Headquartered in Lynchburg, Va., BWX Technologies, Inc. (NYSE:BWXT) is a leading supplier of nuclear components and fuel to the U.S. government; provides technical and management services to support the U.S. government in the operation of complex facilities and environmental remediation activities; and supplies precision manufactured components, services and fuel for the commercial nuclear power industry. With approximately 6,250 employees, BWXT has eleven major operating sites in the U.S. and Canada. In addition, BWXT joint ventures provide management and operations at more than a dozen U.S. Department of Energy and two NASA facilities. Follow us on Twitter @BWXTech and learn more at www.bwxt.com.

Investor Contact:		Media Contact:
Alan Nethery		Jud Simmons
Vice President and Chief Investor Relations Officer		Director, Media and Public Relations
980-365-4300	Investors@bwxt.com	434-522-6462	hjsimmons@bwxt.com

Mark Kratz
Manager, Investor Relations
434-522-3883	makratz@bwxt.com

EXHIBIT 1

BWX TECHNOLOGIES, INC.
RECONCILIATION OF NON-GAAP OPERATING INCOME AND EARNINGS PER SHARE(1)(2)(3)

Three Months Ended March 31, 2018
	GAAP	Acquisition Related Costs	Non-GAAP

Operating Income	$79.9	$1.6	$81.4
Other Income (Expense)	5.1	—	5.1
Provision for Income Taxes	(18.6)	(0.4)	(19.0)
Net Income	66.4	1.2	67.6
Net Income Attributable to Noncontrolling Interest	—	—	—
Net Income Attributable to BWXT	$66.4	$1.2	$67.6

Diluted Shares Outstanding	100.5		100.5
Diluted Earnings per Common Share	$0.66	$0.01	$0.67

Effective Tax Rate	21.9%		21.9%

(1)	Tables may not foot due to rounding.
(2)
BWXT is providing non-GAAP information regarding certain of its historical results and guidance on future earnings per share to supplement the results provided in accordance with GAAP and it should not be considered superior to, or as a substitute for, the comparable GAAP measures. BWXT believes the non-GAAP measures provide meaningful insight and transparency into the Company’s operational performance and provides these measures to investors to help facilitate comparisons of operating results with prior periods and to assist them in understanding BWXT's ongoing operations.

(3)
BWXT has not included a reconciliation of provided non-GAAP guidance to the comparable GAAP measures due to the difficulty of estimating any mark-to-market adjustments for pension and post-retirement benefits, which are determined at the end of the year.

BWX TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

ASSETS

	March 31, 2019	December 31, 2018
	(Unaudited) (In thousands)
Current Assets:
Cash and cash equivalents	$22,976	$29,871
Restricted cash and cash equivalents	4,024	3,834
Investments	3,601	3,597
Accounts receivable – trade, net	65,255	71,574
Accounts receivable – other	12,038	13,374
Retainages	72,000	57,885
Contracts in progress	351,953	318,454
Other current assets	45,717	43,859
Total Current Assets	577,564	542,448
Property, Plant and Equipment	1,150,110	1,132,392
Less accumulated depreciation	696,095	693,153
Net Property, Plant and Equipment	454,015	439,239
Investments	8,598	7,382
Goodwill	275,604	274,082
Deferred Income Taxes	61,154	63,908
Investments in Unconsolidated Affiliates	65,320	63,746
Intangible Assets	194,116	228,676
Other Assets	80,415	35,615
TOTAL	$1,716,786	$1,655,096

BWX TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
LIABILITIES AND STOCKHOLDERS' EQUITY

	March 31, 2019	December 31, 2018
	(Unaudited) (In thousands, except share and per share amounts)
Current Liabilities:
Current maturities of long-term debt	$14,383	$14,227
Accounts payable	98,455	114,751
Accrued employee benefits	56,342	77,386
Accrued liabilities – other	58,032	62,163
Advance billings on contracts	88,117	98,477
Accrued warranty expense	10,431	10,344
Total Current Liabilities	325,760	377,348
Long-Term Debt	856,005	753,617
Accumulated Postretirement Benefit Obligation	19,223	19,236
Environmental Liabilities	87,972	86,372
Pension Liability	169,939	173,469
Other Liabilities	15,013	9,353
Commitments and Contingencies
Stockholders' Equity:
Common stock, par value $0.01 per share, authorized 325,000,000 shares; issued 126,379,796 and 125,871,866 shares at March 31, 2019 and December 31, 2018, respectively	1,264	1,259
Preferred stock, par value $0.01 per share, authorized 75,000,000 shares; No shares issued	—	—
Capital in excess of par value	119,525	115,725
Retained earnings	1,198,198	1,166,762
Treasury stock at cost, 31,243,844 and 30,625,074 shares at March 31, 2019 and December 31, 2018, respectively	(1,066,822)	(1,037,795)
Accumulated other comprehensive income	(9,316)	(10,289)
Stockholders' Equity – BWX Technologies, Inc.	242,849	235,662
Noncontrolling interest	25	39
Total Stockholders' Equity	242,874	235,701
TOTAL	$1,716,786	$1,655,096

BWX TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended March 31,
	2019	2018
	(Unaudited) (In thousands, except share and per share amounts)
Revenues	$416,454	$457,463
Costs and Expenses:
Cost of operations	303,635	327,364
Research and development costs	5,174	3,607
Losses (gains) on asset disposals and impairments, net	—	(8)
Selling, general and administrative expenses	51,683	53,762
Total Costs and Expenses	360,492	384,725
Equity in Income of Investees	7,682	7,150
Operating Income	63,644	79,888
Other Income (Expense):
Interest income	415	778
Interest expense	(8,703)	(3,560)
Other – net	7,521	7,910
Total Other Income (Expense)	(767)	5,128
Income before Provision for Income Taxes	62,877	85,016
Provision for Income Taxes	13,767	18,603
Net Income	$49,110	$66,413
Net (Income) Loss Attributable to Noncontrolling Interest	(132)	28
Net Income Attributable to BWX Technologies, Inc.	$48,978	$66,441
Earnings per Common Share:
Basic:
Net Income Attributable to BWX Technologies, Inc.	$0.51	$0.67
Diluted:
Net Income Attributable to BWX Technologies, Inc.	$0.51	$0.66
Shares used in the computation of earnings per share:
Basic	95,255,109	99,526,187
Diluted	95,821,354	100,512,287

BWX TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended March 31,
	2019	2018
	(Unaudited) (In thousands)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income	$49,110	$66,413
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	15,122	14,061
Income of investees, net of dividends	(2,960)	(2,299)
Recognition of losses for pension and postretirement plans	647	505
Stock-based compensation expense	2,529	4,461
Changes in assets and liabilities:
Accounts receivable	5,812	27,387
Accounts payable	1,612	10,528
Retainages	(13,949)	(10,444)
Contracts in progress and advance billings on contracts	(43,735)	(74,153)
Income taxes	7,559	(5,502)
Accrued and other current liabilities	(10,748)	364
Pension liabilities, accrued postretirement benefit obligations and employee benefits	(25,876)	(48,929)
Other, net	(2,846)	(997)
NET CASH USED IN OPERATING ACTIVITIES	(17,723)	(18,605)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant and equipment	(44,519)	(17,634)
Purchases of securities	(1,786)	(1,033)
Sales and maturities of securities	1,800	2,948
Other, net	—	8
NET CASH USED IN INVESTING ACTIVITIES	(44,505)	(15,711)
CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings of long-term debt	212,500	—
Repayments of long-term debt	(113,457)	(6,951)
Repurchases of common shares	(20,000)	—
Dividends paid to common shareholders	(16,797)	(15,947)
Exercises of stock options	823	2,525
Cash paid for shares withheld to satisfy employee taxes	(8,574)	(4,657)
Other	943	(226)
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	55,438	(25,256)
EFFECTS OF EXCHANGE RATE CHANGES ON CASH	104	(2,236)
TOTAL DECREASE IN CASH AND CASH EQUIVALENTS AND RESTRICTED CASH AND CASH EQUIVALENTS	(6,686)	(61,808)
CASH AND CASH EQUIVALENTS AND RESTRICTED CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	36,408	213,144
CASH AND CASH EQUIVALENTS AND RESTRICTED CASH AND CASH EQUIVALENTS AT END OF PERIOD	$29,722	$151,336
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid during the period for:
Interest	$14,767	$3,463
Income taxes (net of refunds)	$6,191	$24,370
SCHEDULE OF NON-CASH INVESTING ACTIVITY:
Accrued capital expenditures included in accounts payable	$11,249	$4,735

BWX TECHNOLOGIES, INC.
BUSINESS SEGMENT INFORMATION

	Three Months Ended March 31,
	2019	2018
	(Unaudited) (In thousands)
REVENUES:
Nuclear Operations Group	$304,801	$316,631
Nuclear Power Group	84,399	112,816
Nuclear Services Group	29,094	30,033
Adjustments and Eliminations	(1,840)	(2,017)
TOTAL	$416,454	$457,463

SEGMENT INCOME:
Nuclear Operations Group	$57,625	$67,657
Nuclear Power Group	12,583	21,764
Nuclear Services Group	1,571	1,177
Other	(6,096)	(4,043)
SUBTOTAL	65,683	86,555
Unallocated Corporate	(2,039)	(6,667)
TOTAL	$63,644	$79,888

DEPRECIATION AND AMORTIZATION:
Nuclear Operations Group	$8,009	$7,778
Nuclear Power Group	4,516	3,595
Nuclear Services Group	761	913
Other	63	—
Corporate	1,773	1,775
TOTAL	$15,122	$14,061

CAPITAL EXPENDITURES:
Nuclear Operations Group	$35,360	$13,809
Nuclear Power Group	5,422	959
Nuclear Services Group	247	235
Other	1,921	512
Corporate	1,569	2,119
TOTAL	$44,519	$17,634

BWX TECHNOLOGIES, INC.
BUSINESS SEGMENT INFORMATION

	Three Months Ended March 31,
	2019	2018
	(Unaudited) (In thousands)
BACKLOG:
Nuclear Operations Group	$4,009,617	$3,002,488
Nuclear Power Group	769,351	550,097
Nuclear Services Group	44,997	27,841
TOTAL	$4,823,965	$3,580,426

BOOKINGS:
Nuclear Operations Group	$1,676,737	$60,076
Nuclear Power Group	50,076	36,908
Nuclear Services Group	35,006	27,751
TOTAL	$1,761,819	$124,735